EXHIBIT 20.1

                                                     Subsidiary Guarantees of Debt

The company's Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company's wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of March 30, 2003, and December 31, 2002 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                         March 30, 2003
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 ASSETS
 Current assets
   Cash and cash equivalents               $       7.9    $       1.4    $       44.8      $        -     $      54.1
   Receivables, net                                2.3          227.4           222.3               -           452.0
   Inventories, net                                 -           433.2           207.5               -           640.7
   Deferred taxes and
     prepaid expenses                            235.1          140.4             3.3           (320.0)          58.8
                                          -------------  -------------- ----------------  -------------- --------------
     Total current assets                        245.3          802.4           477.9           (320.0)       1,205.6
                                          -------------  -------------- ----------------  -------------- --------------
 Property, plant and equipment, at cost           32.6        1,772.6           755.1               -         2,560.3
 Accumulated depreciation                        (14.3)        (972.9)         (140.1)              -        (1,127.3)
                                          -------------  -------------- ----------------  -------------- --------------
                                                  18.3          799.7           615.0               -         1,433.0
                                          -------------  -------------- ----------------  -------------- --------------
 Investments in subsidiaries                   1,592.4          390.7             9.8         (1,992.9)            -
 Investments in affiliates                         5.8           20.6            56.1               -            82.5
 Goodwill, net                                      -           337.6           852.2               -         1,189.8
 Intangibles and other assets, net                53.7          110.4            85.4               -           249.5
                                          -------------  -------------- ----------------  -------------- --------------
     Total Assets                          $   1,915.5    $   2,461.4    $    2,096.4      $  (2,312.9)   $   4,160.4
                                          =============  ============== ================  ============== ==============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current portion
     of long-term debt                     $       9.5    $        -     $      134.4      $        -     $     143.9
   Accounts payable                               18.7          238.1           162.0               -           418.8
   Accrued employee costs                         11.0           67.3            20.2               -            98.5
   Income taxes payable and other
     current liabilities                          38.1          356.7           131.2           (320.0)         206.0
                                          -------------  -------------- ----------------  -------------- --------------
     Total current liabilities                    77.3          662.1           447.8           (320.0)         867.2

   Long-term debt                              1,360.1           10.1           635.6               -         2,005.8
   Intercompany borrowings                      (158.5)         756.6           100.8           (698.9)            -
   Employee benefit obligations                  119.8          179.1           362.8               -           661.7
   Deferred taxes and other liabilities          (28.0)          (1.5)          104.5               -            75.0
                                          -------------  -------------- ----------------  -------------- --------------
     Total liabilities                         1,370.7        1,606.4         1,651.5         (1,018.9)       3,609.7
                                          -------------  -------------- ----------------  -------------- --------------
 Contingencies                                      -              -               -                -              -
 Minority interests                                 -              -              5.9               -             5.9
                                          -------------  -------------- ----------------  -------------- --------------
 Shareholders' equity:
   Convertible preferred stock                      -              -            179.6           (179.6)            -
                                          -------------  -------------- ----------------  -------------- --------------
     Preferred shareholders' equity                 -              -            179.6           (179.6)            -
                                          -------------  -------------- ----------------  -------------- --------------
   Common stock                                  523.9          726.0           566.0         (1,292.0)         523.9
   Retained earnings (deficit)                   588.7          201.4          (287.3)            85.9          588.7
   Accumulated other comprehensive loss         (118.3)         (72.4)          (19.3)            91.7         (118.3)
   Treasury stock, at cost                      (449.5)            -               -                -          (449.5)
                                          -------------  -------------- ----------------  -------------- --------------
     Common shareholders' equity (deficit)       544.8          855.0           259.4         (1,114.4)         544.8
                                          -------------  -------------- ----------------  -------------- --------------
        Total shareholders' equity               544.8          855.0           439.0         (1,294.0)         544.8
                                          -------------  -------------- ----------------  -------------- --------------
     Total Liabilities and Shareholders'
        Equity                             $   1,915.5    $   2,461.4    $    2,096.4      $  (2,312.9)   $   4,160.4
                                          =============  ============== ================  ============== ==============

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                       December 31, 2002
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 ASSETS
 Current assets
   Cash and cash equivalents               $      47.6    $       0.3    $      211.3      $        -     $     259.2
   Receivables, net                                0.8          155.3           189.8               -           345.9
   Inventories, net                                -            362.1           190.4               -           552.5
   Deferred taxes and prepaid expenses           247.3          137.4             1.6           (319.4)          66.9
                                          -------------  -------------- ----------------  -------------- --------------
     Total current assets                        295.7          655.1           593.1           (319.4)       1,224.5
                                          -------------  -------------- ----------------  -------------- --------------
 Property, plant and equipment, at cost           33.4        1,749.9           744.0               -         2,527.3
 Accumulated depreciation                        (15.0)        (945.2)         (121.2)              -        (1,081.4)
                                          -------------  -------------- ----------------  -------------- --------------
                                                  18.4          804.7           622.8               -         1,445.9
                                          -------------  -------------- ----------------  -------------- --------------
 Investments in subsidiaries                   1,736.9          380.8             9.8         (2,127.5)            -
 Investments in affiliates                         5.8           18.6            53.9               -            78.3
 Goodwill, net                                      -           319.9           828.2               -         1,148.1
 Intangibles and other assets, net                38.5          112.1            85.0               -           235.6
                                          -------------  -------------- ----------------  -------------- --------------
     Total Assets                          $   2,095.3    $   2,291.2    $    2,192.8      $  (2,446.9)   $   4,132.4
                                          =============  ============== ================  ============== ==============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current portion
     of long-term debt                     $       3.5    $        -     $      123.5      $        -     $     127.0
   Accounts payable                                9.9          252.3           177.4               -           439.6
   Accrued employee costs                         15.5          109.3            22.3               -           147.1
   Income taxes payable                             -           307.9            65.6           (319.4)          54.1
   Other current liabilities                      49.1           35.2           216.8               -           301.1
                                          -------------  -------------- ----------------  -------------- --------------
     Total current liabilities                    78.0          704.7           605.6           (319.4)       1,068.9

   Long-term debt                              1,317.9           10.1           526.0               -         1,854.0
   Intercompany borrowings                       112.3          390.5           196.1           (698.9)            -
   Employee benefit obligations                  121.8          173.8           350.9               -           646.5
   Deferred taxes and other liabilities          (27.6)          (1.3)           93.4               -            64.5
                                          -------------  -------------- ----------------  -------------- --------------
     Total liabilities                         1,602.4        1,277.8         1,772.0         (1,018.3)       3,633.9
                                          -------------  -------------- ----------------  -------------- --------------
 Contingencies
 Minority interests                                 -              -              5.6               -             5.6
                                          -------------  -------------- ----------------  -------------- --------------
 Shareholders' equity:
   Convertible preferred stock                      -              -            179.6           (179.6)            -
                                          -------------  -------------- ----------------  -------------- --------------
     Preferred shareholders' equity                 -              -            179.6           (179.6)            -
                                          -------------  -------------- ----------------  -------------- --------------
   Common stock                                  514.5          724.6           563.2         (1,287.8)         514.5
   Retained earnings (deficit)                   562.0          364.9          (293.6)           (71.3)         562.0
   Accumulated other comprehensive loss         (138.3)         (76.1)          (34.0)           110.1         (138.3)
   Treasury stock, at cost                      (445.3)            -               -                -          (445.3)
                                          -------------  -------------- ----------------  -------------- --------------
     Common shareholders' equity                 492.9        1,013.4           235.6         (1,249.0)         492.9
                                          -------------  -------------- ----------------  -------------- --------------
        Total shareholders' equity               492.9        1,013.4           415.2         (1,428.6)         492.9
                                          -------------  -------------- ----------------  -------------- --------------
     Total Liabilities and Shareholders'
        Equity                             $   2,095.3    $   2,291.2    $    2,192.8      $  (2,446.9)  $    4,132.4
                                          =============  ============== ================  ============== ==============

                                                               CONSOLIDATED STATEMENT OF EARNINGS
                                          -----------------------------------------------------------------------------
                                                           For the Three Months Ended March 30, 2003
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 Net sales                                 $        -     $     842.3    $      274.8      $     (46.2)   $   1,070.9
 Costs and expenses
   Cost of sales (excluding depreciation
     and amortization)                              -           710.7           225.0            (46.2)         889.5
   Depreciation and amortization                   0.6           31.8            17.5               -            49.9
   Business consolidation costs and other           -             1.9            (0.5)              -             1.4
   Selling and administrative                      9.4           30.0            13.8               -            53.2
   Interest expense                               13.7            6.3            12.0               -            32.0
   Equity in results of subsidiaries             (37.6)            -               -              37.6             -
   Corporate allocations                         (14.4)          12.9             1.5               -              -
                                          -------------  -------------- ----------------  -------------- --------------
                                                 (28.3)         793.6           269.3             (8.6)       1,026.0
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) before taxes                     28.3           48.7             5.5            (37.6)          44.9
 Tax provision                                     3.2          (17.7)           (1.2)              -           (15.7)
 Minority interests                                 -              -             (0.3)              -            (0.3)
 Equity in results of affiliates                    -             0.3             2.3               -             2.6
                                          -------------  -------------- ----------------  -------------- --------------
 Net earnings (loss)                       $      31.5    $      31.3    $        6.3      $     (37.6)   $      31.5
                                          =============  ============== ================  ============== ==============

                                                               CONSOLIDATED STATEMENT OF EARNINGS
                                          -----------------------------------------------------------------------------
                                                           For the Three Months Ended March 31, 2002
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------

 Net sales                                 $        -     $     840.6    $       80.6      $     (45.3)    $    875.9
 Costs and expenses
   Cost of sales (excluding
     depreciation and amortization)                 -           722.4            68.6            (45.3)         745.7
   Depreciation and amortization                   0.5           31.0             4.2               -            35.7
   Selling and administrative                      7.1           25.6             4.6               -            37.3
   Interest expense                                6.8            8.7             1.9               -            17.4
   Equity in results of subsidiaries             (27.8)            -               -              27.8             -
   Corporate allocations                         (12.6)          12.6              -                -              -
                                          -------------  -------------- ----------------  -------------- --------------
                                                 (26.0)         800.3            79.3            (17.5)         836.1
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) before taxes                     26.0           40.3             1.3            (27.8)          39.8
 Tax provision                                     1.6          (14.9)           (0.6)              -           (13.9)
 Minority interests                                 -              -             (0.2)              -            (0.2)
 Equity in results of affiliates                  (0.1)           0.5             1.4               -             1.8
                                          -------------  -------------- ----------------  -------------- --------------
 Net earnings (loss)                       $      27.5    $      25.9    $        1.9      $     (27.8)   $      27.5
                                          =============  ============== ================  ============== ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -----------------------------------------------------------------------------
                                                           For the Three Months Ended March 30, 2003
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 Cash flows from operating activities
   Net earnings (loss)                     $      31.5    $      31.3    $        6.3      $     (37.6)    $      31.5
   Noncash charges to net earnings:
     Depreciation and amortization                 0.6           31.8            17.5               -            49.9
     Deferred taxes                                5.4            1.7            (1.3)              -             5.8
     Equity in results of subsidiaries           (37.6)            -               -              37.6             -
     Other                                         1.9           (3.0)           (1.3)              -            (2.4)
   Withholding tax payment related to
     European acquisition                           -              -           (138.3)              -          (138.3)
   Changes in working capital components,
     excluding effects of acquisitions            (9.3)        (175.4)          (66.3)              -          (251.0
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash used in operating
          activities                              (7.5)        (113.6)         (183.4)              -          (304.5)
                                          -------------  -------------- ----------------  -------------- --------------

 Cash flows from investing activities
   Additions to property, plant and
     equipment                                    (0.4)         (26.5)           (3.4)              -           (30.3)
   Business acquisition                             -           (28.0)             -                -           (28.0)
   Investments in and advances to
     affiliates, net of dividends                (73.3)         168.4           (95.1)              -              -
   Other                                          (7.7)           0.8             1.3               -            (5.6)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          investing activities                   (81.4)         114.7           (97.2)              -           (63.9)
                                          -------------  -------------- ----------------  -------------- --------------
 Cash flows from financing activities
   Long-term borrowings                           44.7             -            116.0               -           160.7
   Repayments of long-term borrowings               -              -            (16.3)              -           (16.3)
   Change in short-term borrowings                 6.0             -             11.7               -            17.7
   Proceeds from issuance of common
     stock under various employee and
     shareholder plans                            13.5             -               -                -            13.5
   Acquisitions of treasury stock                 (7.3)            -               -                -            (7.3)
   Common dividends                               (4.9)            -               -                -            (4.9)
   Other                                          (2.8)            -              1.6               -            (1.2)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by
          financing activities                    49.2             -            113.0               -           162.2
                                          -------------  -------------- ----------------  -------------- --------------
 Effect of exchange rate changes on cash            -              -              1.1               -             1.1

 Net Change in Cash and Cash Equivalents         (39.7)           1.1          (166.5)              -          (205.1)
 Cash and Cash Equivalents -
   Beginning of Period                            47.6            0.3           211.3               -           259.2
                                          -------------  -------------- ----------------  -------------- --------------
 Cash and Cash Equivalents -
   End of Period                           $       7.9    $       1.4    $       44.8      $        -     $      54.1
                                          =============  ============== ================  ============== ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -----------------------------------------------------------------------------
                                                           For the Three Months Ended March 31, 2002
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------

 Cash flows from operating activities
   Net earnings (loss)                     $      27.5    $      25.9    $        1.9      $     (27.8)   $      27.5
   Noncash charges to net earnings:
     Depreciation and amortization                 0.5           31.0             4.2               -            35.7
     Deferred taxes                                0.3            9.7            (0.4)              -             9.6
     Equity in results of subsidiaries           (27.7)          (0.5)           (1.2)            27.8           (1.6)
     Other                                         2.5           (8.9)            0.5               -            (5.9)
     Changes in working capital
        components                                (2.8)        (110.4)           (2.1)              -          (115.3)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          operating activities                     0.3          (53.2)            2.9               -           (50.0)
                                          -------------  -------------- ----------------  -------------- --------------
 Cash flows from investing activities
   Additions to property, plant and
     equipment                                    (0.5)         (27.0)           (2.5)              -           (30.0)
   Investments in and advances to
     affiliates, net of dividends                (82.6)          85.2            (2.6)              -              -
   Other                                          (2.6)          (4.8)           (1.7)              -            (9.1)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          investing activities                   (85.7)          53.4            (6.8)              -           (39.1)
                                          -------------  -------------- ----------------  -------------- --------------
 Cash flows from financing activities
   Long-term borrowings                           85.0             -               -                -            85.0
   Repayments of long-term borrowings            (16.8)            -               -                -           (16.8)
   Change in short-term borrowings                15.0             -             (7.1)              -             7.9
   Common dividends                               (5.1)            -               -                -            (5.1)
   Proceeds from issuance of common
     stock under various employee and
     shareholder plans                            13.3             -               -                -            13.3
   Acquisitions of treasury stock                (56.4)            -               -                -           (56.4)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          financing activities                    35.0             -             (7.1)              -            27.9
                                          -------------  -------------- ----------------  -------------- --------------
 Net Change in Cash and Cash Equivalents         (50.4)           0.2           (11.0)              -           (61.2)
 Cash and Cash Equivalents -
   Beginning of Period                            52.7            0.4            30.0               -            83.1
                                          -------------  -------------- ----------------  -------------- --------------
 Cash and Cash Equivalents -
   End of Period                           $       2.3    $       0.6    $       19.0      $        -     $      21.9
                                          =============  ============== ================  ============== ==============